                             CONSULTING AGREEMENT
                                      and
                                      ---
                     MODIFICATION OF STOCK OPTION AGREEMENT
                     --------------------------------------


This agreement made this 14th day of August 1999 by and between SUNTERRA CORPORATION, a Maryland corporation (the "Company") and JAMES E. NOYES (the "Executive").

WHEREAS, the Company and the Executive have previously entered into an Employment Agreement (the "Employment Agreement") dated June 13, 1996 and a Stock Option Agreement (the "Option Agreement") dated June 13, 1996; and

WHEREAS, the parties desire that the Employment Agreement shall be converted into a consulting arrangement with the following terms and conditions:

1.   Term.
     -----

     The parties agree that commencing September 1, 1999, Executive's employment pursuant to the Employment Agreement is terminated and converted into a Consulting Agreement as detailed herein. Except as expressly provided in this Consulting Agreement, all provisions of the Employment Agreement are deleted and superceded and replaced by the provisions of this Consulting
     Agreement.   The term of this Consulting Arrangement shall continue until
     August 31, 2001 (the "Termination Date") or such sooner time as provided in
     Section 4, herein. Upon execution of this agreement, Executive has contemporaneously executed all documents necessary to effectuate his resignation as an officer and director of Sunterra Corporation, its subsidiaries and affiliates. Notwithstanding any language to the contrary contained within the Employment Agreement, Executive's total compensation for the period between August 1/st/, and August 31st, 1999 including all base salary and bonuses shall be $28,333. Except for the payments set forth below, and the $28,333 for August referenced above, Company has no other monetary obligations to Executive, including payments for vacation, sick days, discretionary time off , or otherwise, it being agreed that all such obligations have been fully satisfied by the Company.

2.   Duties and Responsibilities.
     ----------------------------

     During the Consulting Period, the Executive agrees to consult with and advise the Company on any and all matters consistent with his prior duties that the Company might request including, but not limited to, the areas covered by the Executive's responsibilities pursuant to Section 3 of the Employment Agreement, for not less than ten (10) hours per week nor more than 50 hours per month. Monthly hours are not cumulative. When requested by the Company, the Executive will make himself

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     available to the Company during the Consulting Period at the Company's corporate offices located in Orlando, Florida. Executive will also make himself available, on reasonable notice, at any sites or locations as may be requested by the Company provided the Company shall reimburse the Executive for reasonable and customary travel related expenses to all locations in the same manner as other senior officers. However, after the first trip each calendar month, each additional trip outside of Chicago, within that month shall be on mutually convenient dates.

3.   Compensation and Related Matters.
     ---------------------------------

         (a) During the Consulting Period, the Company shall pay the Executive 48 consecutive payments payable twice monthly in the amount of $19,166.66. However, these amounts may be reduced as provided in this agreement. All consulting fees shall be paid by the Company in a manner consistent with the standard payroll practices of the Company (e.g., timing of payments and required deductions or
                        ----
               other withholdings). The Executive shall be considered an independent consultant for purposes of determining appropriate withholding, unemployment insurance and any other related matters.

               So long as the Executive is not in breach of this agreement, the Executive is free to pursue other opportunities outside of this Agreement subject to the confidentiality, non-solicitation and non-compete provisions contained in this Agreement.

               Commencing December 15th, 1999 and every three months thereafter, the Executive will be required to furnish to the Company a detailed income statement, in a format acceptable to the Company, that demonstrates the earned gross income including all compensation, salary, bonus, stock, stock options, cash, cash equivalent or any other remuneration earned of any type, for services rendered by or generated from the Executive's various employment and consulting activities (hereinafter "income"). Income shall not include out of pocket reimbursements, dividends, and interest from investments, and payments for those activities permitted pursuant to Section 3(c) of the Employment Agreement. The income statement shall reflect income for the following periods: the quarterly statement due on December 15, 1999, February 15, 2000, June15, 2000 and September 15, 2000, shall report all required income from the date of the execution of this agreement until the end of the most recent quarter. Quarterly statements due thereafter shall report all income required for the preceding 12 months. This income statement should be delivered to the Company no later than 15/th/ of the month following the end of each quarter. In the event the remuneration earned is not easily determined and agreed upon, the parties agree to mutually select an expert for purposes of that determination.

               In the event any income statement indicates income which exceeds $250,000 for the preceding 12 month period or, for those reporting periods prior to

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              October 1, 2000, income for the period from September 1, 1999 until the date of the statement, the company shall be entitled to an offset and credit equal to the full amount of all income shown for that period. In the event the amount of income for any reporting period exceeds 250,000 but is less than the full amount payable to the executive for the remainder of the period of this Consulting Agreement, the amount of the remaining credit shall be used to offset future payments required to be made to the Executive until the credit has been exhausted. In the event the amount of offset and credits exceed amounts payable by company to executive for the remainder of this Consulting Agreement, then this Consulting Agreement shall be deemed to constitute a promissory note from the executive to the company in an amount equal to the difference of the amount owed by the Company and the income shown on the statement without any further notice to the Executive. The Executive shall be deemed to be the maker/debtor of such promissory note and Sunterra Corporation, its successors and assigns, the payee of the note. Further, in such case, the Company shall not be responsible for any further payments to the Executive. The note shall bear interest at the rate of 10%, APR and shall be paid in equal monthly installments in amounts sufficient to satisfy the note in full within 3 months of the date of the statement. The provisions of this Section 3(a) are intended to supercede the provisions contained in Section 6(f) of the Employment Agreement.

         (b)  Business Expenses.
              ------------------

              The Company shall reimburse the Executive for reasonable and customary expenses incurred by the Executive in connection with the performance and services pursuant to this Consulting Agreement upon presentation of sufficient evidence of such expenditures consistent with the Company's policies as may be in place from time to time.

         (c)  Other Benefits.
              ---------------

              At the Executive's own expense, the Executive and his dependents shall be entitled to any continuation of health insurance coverage rights under any applicable law.

         (d)  Stock Options.
              --------------

              Notwithstanding anything to the contrary contained within this Consulting Agreement, the Employment Agreement or the Option Agreement described on Exhibit "A" to the Employment Agreement, (hereinafter "Option Agreement"), the Company and the Executive hereby agree that Section 3.1(a)(ii) and Section 3.3(b) and (c) of the Option Agreement are hereby clarified and shall be interpreted to state that those options that have been granted and which are exercisable as of August 31, 1999 (namely 459,375) shall continue to be exercisable during the term of this Consulting Agreement and shall expire at termination of this Consulting Agreement. Any options

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

          that have been granted but are not exercisable as of August 31, 1999 shall terminate as of the first day of this Consulting Agreement. However, should an event resulting in Change of Control (as defined in the Employment Agreement), be publicly announced or a letter of intent for such event be executed prior to January 31, 2000 and such event closed by July 31, 2000, such additional shares as would have vested under the Employment Agreement during the period prior to July 31st, 2000 shall be deemed to have vested according to the schedule set forth in that Employment Agreement so that the aggregate number of shares of Common Stock vested should these contingencies occur shall be 562,500. Nothing contained herein, however, shall require that such provision be included in any subsequent option agreement that may be entered into between the Company and the Executive. This Section 3(d) intended to supercede the provisions of Section 3.3.(c) of the Option Agreement.

          To the extent required, the parties agree to submit this agreement for ratification by the Compensation Committee (as defined in the Option Agreement) and if not ratified, this Agreement shall be null and void.

          Company agrees to process Executive's exercise of options in the same fashion and as expeditiously as it normally processes similar actions for other persons. To the extent that registered shares are available for issuance upon exercise of the option, Company will issue registered shares to Executive.

4.   Termination.
     ------------

     This Consulting Agreement shall be, or may be, as the case may be, terminated under the following circumstances.

     (a)  Death.  This Consulting Agreement shall terminate upon the death of
          ------
          the Executive except that in the event this agreement is converted to a promissory note pursuant to Section 3(a), the obligations of Executive shall thereafter become an obligation of his estate.

     (b)  Disability.  This Consulting Agreement shall terminate upon the
          -----------
          physical or mental disability of the Executive which, in the opinion of a competent physician selected by the Board of Directors of the Company, renders the Executive unable to perform his duties under this Consulting Agreement for more than 120 days in any 180-day period.

     (c)  Cause.  The Company may terminate this Consulting Agreement for
          ------
          "cause". Cause shall be defined in Section 5(c) of the Employment Agreement.

     (d)  Executive's Termination.  The Executive may voluntarily terminate this
          ------------------------
          Consulting Agreement at any time by delivery of a written notice to the Company (the "Notice of Termination"). The Notice of Termination shall

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

          set forth the dates that termination shall become effective (the
          "Date of Termination"), which date shall, in any event, be at least ten (10) days and no more than thirty (30) days from the date the Notice of Termination is delivered to the Company. At its option, the Company may reduce such notice period to any length, upon thirty- (30) days written notice to the Executive.

     (e)  Notice.  Any termination of this Agreement by the Company shall be
          -------
          communicated by a written notice of termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Consulting Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Consulting Agreement under the provision so indicated.

     (f)  Date of Consulting Termination.  "Date of Consulting Termination"
          ---------------------------------
          shall mean (i) if the Consulting Agreement is terminated by death, the date of death, (ii) if the Consulting Agreement is terminated by reason of disability, the date of the opinion of the physician referred to in Section 4(b) above, (iii) if the Consulting Agreement is terminated by the Company for cause pursuant to Section 4(c) above, the date specified in the Notice of Termination, and (iv) if the Executive should terminate this Agreement pursuant to Section 4(d) above, the Date of Termination.

     (g)  Termination Obligations.  The termination obligations contained in
          ------------------------
          Section 5(h) and 5(i) of the Employment Agreement shall also apply to a termination of the Consulting Agreement, it being understood that the phrase "Employment Period" as contained in Section 5(h) of the Employment Agreement shall be amended to read "Consulting Period."

          Compensation upon Termination.
          ------------------------------

     (a)  Death.  If this Consulting Agreement should be terminated pursuant to
          ------
          Section 4(a), the Company shall, subject to application of the credits as set forth in Section 3(a), pay the Executive's Personal Representative pursuant to Section 3(a) the amounts entitled to be received, by the Executive and according to the same schedule of payments, (the "Post Consulting Payment"), until August 31, 2001. At the Executive's own expense, the Executive's dependent shall be entitled to any continuation of health insurance coverage rights under any applicable law.

     (b)  Disability.  If this Consulting Agreement should be terminated by
          -----------
          reason of disability pursuant to Section 4(b), the Executive shall, subject to application of the credits as set forth in Section 3(a), receive the Post-Consulting Payment, until the earlier of (i) the duration of such disability, or (ii) August

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

          31, 2001, provided that the payment so made to the Executive during the disability should be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under any disability benefit plan of the Company. At the Executive's own expense, the Executive and dependents shall also be entitled to any continuation of health insurance rights under any applicable law.

     (c)  Cause.  If the Company terminates this Consulting Agreement for Cause
          ------
          pursuant to Section 4(c) hereof, the Company shall, subject to application of the credits as set forth in Section 3(a), pay the Executive any accrued consulting fee through the Termination Date. At the Executive's own expense, the Executive and its dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.


     (d)  Executive's Termination. If the Executive terminates this Consulting
          ------------------------
          Agreement for any reason other than "Good Cause" as defined herein, the Company shall only be required to pay to the Executive, subject to application of the credits as set forth in Section 3(a), the amounts of consulting fees described in Sections 3(a) and 3(b) hereof through the Date of Termination. However, in this event, this agreement is converted to a promissory note pursuant to Section 3(a) hereof, the obligations of Executive shall survive until repayment of the note.
          In the event the Executive terminates its Consulting Agreement for "Good Cause," the Company shall pay the Executive the consulting payment until the expiration date of the Consulting Agreement. If the Executive terminates this agreement without "Good Cause," the Company shall have no obligation to compensate the Executive following such termination. In the event, at the Executive's own expense, the Executive and his dependents shall be entitled to any continuation of health insurance coverage rights under any applicable law.

     For purposes of this Consulting Agreement, "Good Cause" shall mean a material breach by the Company of any material provision of this Consulting Agreement and "Cause" shall mean a material breach by Executive of any material provision of this Consulting Agreement.

     (e) The provisions of Section 6(i) of the Employment Agreement, shall apply to this Consulting Agreement, by substituting for the term "Severance Payment" the term "Post-Consulting Payment" and by reading such provisions to apply to the termination of the Consulting Agreement hereunder.

6.   Personal Computer, Laptop, Weeks.
     --------------------------------

     Executive shall be permitted to retain the Company's personal computer, laptop and printer provided that all files, data and information contained therein shall be downloaded to disk, the disks delivered to the Company and the files resident on the

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

     personal computer and laptops deleted and purged therefrom. Executive shall be permitted to purchase up to 4 weeks of inventory from Company's inventory, subject to availability, at a price equal to 40% of retail list.

     Confidentiality, Non-Solicitation, Non-Compete and Injunctive Relief.  The
     ---------------------------------------------------------------------
     parties acknowledge that the provisions of Sections 7, 8 and 9 of the Employment Agreement shall equally apply to the provisions of this Consulting Agreement; provided that the "employment period" shall include the "consulting period" and that all time periods for obligation of those Sections 7,8 and 9 shall continue for a period of two years following the termination of the Consulting Agreement. For two years following execution of this Agreement, Executive agrees not to talk about, write about or otherwise publicize any derogatory information or documentation concerning the business of the Company, the financial affairs of the Company, the operation of any of the resorts owned or managed by the Company, his employment with the Company, the termination of his employment, other Company employees, or the terms or existence of this Agreement unless required by law or for accounting or tax purposes.

8.   Miscellaneous Provisions.  The parties acknowledge that the provisions of
     -------------------------
     Sections 10 (except that the Company's address for notice is hereby changed to: Sunterra Corporation, 1781 Park Center Drive, Orlando FL 32835, Attn:
     Thomas Bell), 11, 12, 13,14, 15, 16, 17, 18, 19 and 20 of the Employment
     Agreement shall continue to apply during the term of this Consulting Agreement. Except as modified herein, all terms and conditions of the Option Agreement shall remain in full force & effect.

9.   Indemnification.   As a former officer and director of the Company,
     ----------------
     Executive shall be entitled to indemnification by the Company to the full extent permitted by Maryland law and the Company's articles of incorporation and by-laws and to coverage under any insurance policies that may be maintained by the Company from time to time.



ACKNOWLEDGED:

COMPANY:

SUNTERRA CORPORATION,
A Maryland corporation

By:   L. W. Miller, CEO
   ---------------------------------

EXECUTIVE:

     /s/  James E. Noyles
-------------------------------------
         James E. Noyes

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